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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Shareholders of
Pediatrix Medical Group, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-97672, 333-07057, 333-07059, 333-07061,
333-37937, 333-77779, 333-85366, 333-101222 and 333-101225) and on Form S-4
(File No. 333-57164), as amended, of Pediatrix Medical Group, Inc. of our report dated February 5, 2003 relating to the consolidated financial statements and financial statement schedule of Pediatrix Medical Group, Inc., which appears in this Form 10-K.

PricewaterhouseCoopers LLP


Fort Lauderdale, Florida
March 28, 2003